UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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SHUFFLE MASTER, INC.
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TO: THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

You are cordially invited to our Annual Meeting of Shareholders to be held on March 27, 2006, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

On behalf of our board of directors and employees, thank you for your continued support of Shuffle Master, Inc.

Very truly yours,

Mark L. Yoseloff
Chairman of the Board and
Chief Executive Officer

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 1, 2006

To the Shareholders of Shuffle Master, Inc.:

The Annual Meeting of Shareholders of Shuffle Master, Inc. (“Shuffle Master,” “we,” “us,” or the “Company”) will be held on March 27, 2006, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.               To elect four (4) directors to hold office until the next Annual Meeting or until their successors are elected; and

2.               To transact such other business as may properly come before the meeting or any adjournment thereof.

Only our shareholders of record at the close of business on January 27, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 1106 Palms Airport Drive, Las Vegas, Nevada 89119, for ten days prior to the meeting.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,

Paul C. Meyer
Secretary

March 1, 2006
Las Vegas, Nevada

SHUFFLE MASTER, INC.

PROXY STATEMENT

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 27, 2006

This proxy statement is a critical element of Shuffle Master’s corporate governance process. Its purpose is to give you important information regarding our board of directors and senior management. It includes a discussion of a proposal that requires your vote and it contains information describing our corporate governance practices.

You may revoke your proxy at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with one of our officers, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a proxy with one of our officers. The revocation of your proxy will not affect any vote taken prior to such revocation. This proxy statement was first mailed to shareholders on or about March 1, 2006.

Your proxy, if properly executed and received at or prior to the Annual Meeting, will be voted at the meeting. If you direct how your proxy is to be voted with respect to the business coming before the Annual Meeting, your proxy will be voted in accordance with your direction. If you do not direct how your proxy is to be voted, it will be voted:

•       IN FAVOR OF election of the nominees for election as directors as listed in this proxy statement.

At the close of business on January 27, 2006, the record date for the Annual Meeting, there were 34,692,946 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

This proxy statement is furnished to holders of shares of our common stock as of our record date, January 27, 2006, in connection with our board of directors’ solicitation of the enclosed proxy for our Annual Meeting.

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules governing brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the election of directors. If they do vote on such matters, their votes are counted and do not represent broker non-votes.

If your shares are held in the name of a broker, trust bank or other nominee, you should direct your nominee how you want your shares voted. If you want to vote your shares yourself, you will need to bring a proxy from that broker, trust company or nominee.

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of our common stock are represented at the Annual Meeting in person or by proxy. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as having voted either for or against a proposal. Directors are elected by a plurality vote, meaning that the four (4) nominees receiving the highest number of votes FOR will be elected as directors.

The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, proxy and proxy statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by us. In certain instances, our officers may make special solicitations of proxies either in person or by telephone. We will pay the expenses incurred in connection with these solicitations.

Proposal No. 1

ELECTION OF DIRECTORS

Our directors are elected to serve a one-year term and will serve until our next Annual Meeting or until their successors have been duly elected and qualified. Directors are elected by a plurality of the votes cast by holders of shares present and entitled to vote at the Annual Meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. Under an amendment to the governance committee charter recently adopted by our governance committee, directors receiving a plurality but not a majority of the votes cast are required to submit their resignation as director, which resignation may or may not be accepted, as described therein. We will treat broker non-votes as present but not entitled to vote. We recommend a vote FOR electing the nominees for directors as set forth below.

Nominees For Election As Directors.   All nominees have been recommended by the governance nominating sub-committee and have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience, and offices held by each nominee for director are as follows:

Name of Director	Age	Company Position(s)	Director Since
Mark L. Yoseloff	59	Chairman of the Board and Chief Executive Officer	1997
Ken Robson	55	Director	2001
Garry W. Saunders	54	Director	2002
Louis Castle	41	Director	2005

Dr. Mark L. Yoseloff.   Dr. Yoseloff has been our chief executive officer since June 2001 and became our chairman of the board in February 2002. Additionally, Dr. Yoseloff was our president from October 2000 until February 2002, and again from January 2003 to October 2003. He served as our executive vice president from August 1997 to October 2000 and was appointed to our board of directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as a consultant to us. From May 1996 through the present, Dr. Yoseloff has held the position of president of Well Suited, LLC. Dr. Yoseloff also holds the position of president of Visual Communications Consultants, Inc. (dba Advanced Gaming Concepts), a company he founded in August 1993.

Ken Robson.   Mr. Robson, a certified public accountant, has been a member of our board of directors since March 2001. Mr. Robson has been a private investor and consultant for Iveystone Products International, Inc., a Richmond, Virginia consulting and investing firm, since 1996. From 1989 through 1996, he was owner and president of MCA, Inc., a Virginia software development and billing firm.

Garry W. Saunders.   Mr. Saunders has been a member of our board of directors since October 2002. Mr. Saunders has been managing director of Nevluck, LLC, a development company based in Las Vegas since 2002. From May 2004 to October 2005, Mr. Saunders served as vice president of international operations for Las Vegas Sands, Inc. Mr. Saunders served Playboy Enterprises, Inc. as president of its gaming division from 1997 to 2001, and ITT Corporation as executive vice president for the gaming activities of its Sheraton and Caesars World Divisions from 1994 to 1997. Mr. Saunders was a director of Windsor Woodmont Black Hawk Resort Corporation from January 2002 to December 2004.

Louis Castle.   Mr. Castle has been a member of our board of directors since March 2005. Mr. Castle has been vice president of creative development at the Los Angeles studio of Electronic Arts, Inc., a publicly traded interactive entertainment software company, since 2003. Prior thereto, Mr. Castle co-founded and for 18 years held the position of vice president at Westwood Studios, an entertainment software company that was subsequently acquired by Electronic Arts, Inc. While at Westwood Studios, Mr. Castle served in various capacities including vice president – creative development, general manager, chief operating officer and finance officer.

CORPORATE GOVERNANCE

Our business affairs are conducted by our management under the direction of, and monitored and reviewed by, our board of directors. In essence, the role of our board of directors is to oversee our business affairs for the benefit of our shareholders and, to the extent appropriate under governing law, other constituencies, which include our employees, customers, suppliers, creditors, and state, national and community economies and societal considerations. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.

The framework for our corporate governance is provided by: (a) Minnesota corporate law, (b) our articles of incorporation and our bylaws, (c) the charters of our board committees, and (d) our code of conduct. In addition, we are governed by all applicable laws, rules, and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the Federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”), and the listing requirements and rules of the Nasdaq Stock Market where our common stock is listed.

Each of the charters of our governance, audit, compensation, and compliance committees, as well as our code of conduct, are available on our website at www.shufflemaster.com, and are also available in print to any shareholder upon request. We may revise these policies from time to time and will promptly post any revisions on our website.

Our board of directors has determined that each of our directors, except Dr. Yoseloff, is an independent director, as defined in the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”), for the reason that none of these persons is  a director who:

•       is, or during the past three fiscal years was, employed by us or by any of our subsidiaries;

•       accepted, or who has a relative by blood, marriage or adoption or who has the same residence as such director (a “Family Member”) who accepted, any payments from us or any of our subsidiaries in excess of $60,000 during fiscal 2005 or any of the past three fiscal years, other than compensation for service on our board or payments arising solely from investments in our securities;

•       is a Family Member of an individual who is, or during the past three fiscal years was, employed by us or any of our subsidiaries as an executive officer;

•       is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in fiscal 2005 or any of the past three fiscal years;

•       is, or has a Family Member who is, employed as an executive officer of another entity where any of our executive officers serve on the compensation committee of such other entity, and no such relationship existed during any of the past three fiscal years; or

•       is or was, or has a Family Member who is or was, a partner or employee of our independent auditor, or worked on our audit, during fiscal 2005 or any of the past three fiscal years.

The following table shows the membership of our committees and the number of meetings of each during fiscal 2005. Our board of directors held 8 meetings and took action by unanimous written consent on 11 occasions during fiscal 2005. Each member of our board attended at least 75% of the meetings held by our board and the committees of which he is a member.

Name of Director	Independent Director	Governance(1)	Audit	Compensation	Compliance(2)
Mark L. Yoseloff	No	No	No	No	No
Garry W. Saunders	Yes	Yes	Yes	Yes	Yes
Ken Robson	Yes	Yes	Yes	Yes	No
Louis Castle	Yes	Yes	Yes	Yes	No
Number of Meetings Held		5	6	9	4

(1)                This includes one meeting of the governance nominating sub-committee.

(2)                Other members of our compliance committee are our general counsel, our president and our vice president of compliance.

Our policies and practices reflect corporate governance practices that are intended to be compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), including (in no particular order):

•       our board of directors has adopted clear corporate governance policies which we have published on our website;

•       a majority of the members of our board of directors are (and are required to be) independent of our executive officers and us. Independence and diversity are important considerations when identifying new candidates for the board;

•       our independent directors do not receive consulting, legal or other fees from us other than compensation for serving as board members;

•       our board has determined that all members of our governance, audit, and compensation committees are (and are required to be) independent;

•       the independent members of our board of directors meet regularly without the presence of management, no less often than every board meeting;

•       directors have access to our officers and other members of our management team so that they can stay abreast of our affairs;

•       our corporate governance policies prohibit members of our board of directors from serving on the board of directors of more than two public companies other than Shuffle Master;

•       inside directors are required to submit a resignation from our board of directors upon termination of active service as our employee or if the director’s continued service would disqualify us or the director from holding any licenses we or the director hold or are required to hold;

•       we have a clear code of conduct;

•       our chief executive officer and chief financial officer certify that the financial statements and other financial information included in the quarterly and annual reports we file with the SEC fairly present, in all material respects, our financial condition, results of operations and cash flows and that such reports comply with the requirements of the Securities Exchange Act of 1934 (the “Securities Exchange Act”) in all material respects;

•       we have procedures in place for the anonymous submission of employee complaints on accounting, internal controls, and auditing matters;

•       our audit committee reviews and approves all related-party transactions, if any, which would be required to be disclosed under Item 404 of SEC Regulation S-K and Section 403 of Sarbanes-Oxley;

•       our audit committee reviews and approves all relationships with our independent auditor;

•       our governance committee regularly reviews our chief executive officer’s and board of directors’ performance;

•       the lead partner of our independent auditor is rotated at least every five years;

•       our annual, quarterly, and other SEC reports are accessible through a hyperlink on our website;

•       we have, in each case, obtained shareholder approval before adopting or making material amendments to our stock-based compensation plans; and

•       each committee of our board of directors has the express authority to engage and obtain advice and assistance from outside advisors, including legal counsel.

Our policy is that all directors attend our annual meetings of shareholders. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings. At our last annual meeting, which was held on March 15, 2005, all of our directors were in attendance. Our board of directors conducts its business through meetings and written actions of the board and through activities of its committees. The following are descriptions of each of our committees.

Governance Committee.   Our governance committee has, pursuant to its charter, been delegated responsibility for nominating our board members. The committee also recommends to our full board our chief executive officer, chairman of the board and chair of our governance committee. The committee is responsible for reviewing our chief executive officer’s and board of directors’ performance and establishing guidelines for, and monitoring suggested ownership of, our common stock by independent directors. Our governance committee also has authority to establish any special committees regarding ethical, regulatory, legal, or similar matters, reviews board agendas in advance, approves the board calendar as recommended by the chairman of the board and chief executive officer, reviews the philosophies underlying compensation of board members and management, and recommends to our board the number of options to be granted to each independent director and corresponding option terms. Our governance committee’s charter sets forth goals regarding board size and requires advance notice and governance committee approval of membership by directors on boards of other public companies.

In addition to those attributes outlined in the governance committee charter, our governance committee uses factors such as the following to select appropriate candidates to fill vacant seats on our board of directors (in no particular order):

•       independence from management and other board members;

•       successful business or career experience;

•       ability or willingness to commit the necessary time to board and committee responsibilities;

•       proximity to our corporate headquarters;

•       prior experience on boards of directors;

•       ability to meet the stringent gaming industry licensing requirements; and

•       specific professional background.

Our governance committee considers board nominees recommended by our shareholders; however, because its considerations of nominations are not publicly available, our governance committee does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. Any shareholder wishing to recommend a nominee should submit such recommendation to the address shown under the heading “Submission of Shareholder Proposals,” set forth later in this proxy statement. We also recommend that any shareholder making such a recommendation review the qualifications for directors as set forth in our governance committee charter which is available on our website. We are unable to consider nominees who do not satisfy applicable requirements of Nevada and other jurisdictions’ gaming laws and regulations.

Our governance committee consists only of independent directors, currently: Garry W. Saunders, Louis Castle and Ken Robson. The governance nominating sub-committee consists only of independent directors, currently: Garry W. Saunders, Louis Castle and Ken Robson.

The governance committee recently adopted an amendment to, and restatement of, our governance committee charter that any director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “majority withheld vote”) shall tender his or her resignation promptly following certification of the shareholder vote. The governance committee is required to consider the resignation offer and recommend to the board of directors whether to accept it. The board is then required to act on the committee’s recommendation within ninety (90) days and to promptly disclose its decision whether to accept the director’s resignation offer (and the reason for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that our press releases are typically distributed. In making its decision whether to accept such a resignation, the board has the ability to take into account a number of other factors, such as whether the board member’s departure will cause noncompliance with Nasdaq requirements. Any director who tenders his or her resignation because of a majority withheld vote shall not participate in the governance committee’s recommendation or board action regarding whether to accept the resignation offer.  The amended and restated governance committee charter is attached to this proxy statement.

Audit Committee.   Pursuant to its charter, our audit committee assists our board of directors in its oversight of (in no particular order):

•       the integrity of our financial statements;

•       our independent auditor’s appointment, compensation, performance, qualifications and independence;

•       the performance of our internal audit function; and

•       our system of disclosure controls and internal controls.

Our audit committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. Our audit committee also provides an open avenue of communication among our independent auditor, financial and senior management, our internal auditing function, and our board of directors. Our audit committee reports regularly to our board regarding the execution of its duties and responsibilities. In discharging its duties, among other things, our audit committee (in no particular order):

•       has the sole authority to appoint, retain, compensate, oversee, evaluate and replace any independent auditor;

•       reviews and approves, in advance, the scope of our annual audit;

•       reviews and pre-approves the engagement of our independent auditor to perform audit and non-audit services, and reviews and pre-approves all fees for audit services as well as fees for non-audit services over a specified amount;

•       examines our independent auditor’s reports and makes appropriate recommendations to the board as a result of such examination;

•       meets independently with our accounting and internal auditing staff, independent auditor and senior management regarding effectiveness of our financial and accounting functions, our system of internal and disclosure controls, our critical accounting policies, alternative treatments of financial information within generally accepted accounting principles, and other matters;

•       reviews the integrity of our financial reporting process;

•       reviews our financial statements, SEC filings, earnings releases, and other press releases related to our financial condition and results of operations;

•       approves our fiscal year-end financials that are included in our annual report on Form 10-K;

•       reviews and approves all related-party transactions, if any, which would be required to be disclosed in any proxy statement under Item 404 of SEC Regulation S-K and Section 403 of Sarbanes-Oxley;

•       reviews disclosures from our independent auditor regarding Independence Standards Board Standard No. 1;

•       assures rotation of our independent auditor’s lead and reviewing audit partners;

•       reviews with our general counsel any legal or compliance matters that could have a material impact on our financial condition or results of operations;

•       establishes and maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting or audit matters; and

•       establishes and maintains procedures for the confidential, anonymous submission by our employees regarding what they suspect may be questionable accounting or auditing matters.

Our board of directors has determined that all members of our audit committee are qualified to serve on our audit committee in accordance with the criteria specified in rules and regulations issued by the SEC and the NASD, because:

•       each of them is an independent director, as stated above;

•       none of them, other than in his capacity as a member of our board of directors or committees of our board of directors receives any consulting, advisory, or other compensatory fee from us or is an affiliated person of us or any of our subsidiaries;

•       none of them owns or controls 20% or more of our voting securities; and

•       each of them is able to read and understand financial statements, including our balance sheet and statements of income, changes in shareholders’ equity and cash flows.

Our audit committee consists of Ken Robson, Garry W. Saunders and Louis Castle. Our board of directors has determined that Mr. Robson is qualified to serve as our “Audit Committee Financial Expert” as defined in Item 401(h) of SEC Regulation S-K.

The report of our audit committee appears later in this proxy statement.

Compensation Committee.   Nasdaq listing standards require that compensation of our executive officers must be determined by a majority of independent directors, or recommended to the board of directors by a committee consisting solely of independent directors. We have chosen to have our compensation committee make recommendations to our board. Those listing standards also require that our chief executive officer not be present during voting or deliberations regarding his compensation. Consistent with such listing standards, Dr. Yoseloff, our chief executive officer, did not attend the meetings of our compensation committee or of our board when his compensation was being deliberated. Our compensation committee consists of Louis Castle, Garry W. Saunders and Ken Robson, all of whom are independent directors. The report of our compensation committee regarding Dr. Yoseloff’s and our other executive officers’ compensation is included later in this proxy statement.

Compliance Committee.   Our compliance committee is responsible for identifying and evaluating the situations involving us or our affiliates that may have a negative effect upon the objectives of gaming control. Our committee has at least three members appointed by our board of directors and at least one member must be independent and knowledgeable regarding Nevada gaming regulations. Our compliance committee must include at least one independent director, our general counsel and our vice president or director of compliance. Our president is also currently a member. Our compliance committee reports to our board and advises our board if any activities are inappropriate, after investigation, using any of our resources, by whatever means it deems appropriate. In addition, among other things, our vice president of compliance and, as appropriate, our general counsel, is responsible for determining that all transactions involving gaming devices and gaming equipment are with licensed distributors and vendors and reporting to the committee regarding material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate’s benefits. Further, the committee requires that appropriate background checks be conducted of several categories of persons, including officers, directors, lenders, vendors, customers, partners, joint ventures, and lobbyists. The committee reviews political contributions as to compliance with law, annually reviews the list of our shareholders, and requires review of foreign entities with which we do business.

Code of Conduct.   Our code of conduct summarizes the compliance and ethical standards and expectations we have for all of our officers, directors, employees, contractors, and agents with respect to their conduct in connection with our business. The code of conduct requires that our officers, directors, employees, contractors, and agents avoid conflicts of interest, comply with all laws and other regulatory requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Waivers may be granted only by our board of directors and will be promptly disclosed on our website or in a Form 8-K filed with the SEC. Any illegal acts are to be dealt with swiftly and reported to the appropriate authorities. The code of conduct also provides for prompt internal reporting of violations of the code of conduct to appropriate employees as identified in the code of conduct.

INDEPENDENT AUDITOR

The firm of Deloitte & Touche LLP served as our independent auditor for the fiscal years ended October 31, 2005 and October 31, 2004. The following table presents fees for professional audit services rendered by Deloitte & Touche LLP related to the audit of our annual financial statements for the fiscal years ended October 31, 2005 and October 31, 2004 and fees billed for other services rendered by Deloitte & Touche LLP during those years.

Fee Type	2005	2004
Audit Fees	$1,077,000	$415,000
Audit-Related Fees	113,000	295,000
Tax Fees	587,000	794,000
All Other Fees	—	7,000
Total Fees	$1,777,000	$1,511,000

Audit Fees.   Audit fees are fees for professional services related to the audit of our financial statements included in our annual report on Form 10-K and review of our financial statements included in our quarterly reports on Form 10-Q, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, including our current reports on Form 8-K and registration statements under the Securities Act of 1933.  Fiscal 2005 audit fees also include attestation of management’s assessment of internal control, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.   Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This includes audit of employee benefit and compensation plans, due diligence related to mergers and acquisitions, attestations by Deloitte & Touche LLP that are not required by statute or regulations, and consulting on financial accounting/reporting standards.

Tax Fees.   Of the total amount of tax fees, fees for tax compliance and preparation services totaled $447,000 and $252,000 in fiscal 2005 and fiscal 2004, respectively. This includes preparation of our original and amended tax returns, including our subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “audit-related” items. Fees for tax due diligence and international structure consultation totaled $140,000 and $542,000 in fiscal 2005 and fiscal 2004, respectively, of the total amount of tax fees.

All Other Fees.   Fees for all other permissible services were not material.

Our audit committee has concluded that the services performed by Deloitte & Touche LLP to us that were not related to its audit of our financial statements were at all times compatible with maintaining that firm’s independence.

Our audit committee pre-approves all auditing services and fees as well as all permitted non-audit services and corresponding fees above a certain amount to be performed for us by our independent auditor subject to “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act that are approved by our audit committee prior to the completion of the audit. At the beginning of each fiscal year, a description of each anticipated project of non-audit services is provided to our audit committee. Our audit committee reviews those descriptions and pre-approves those services, project by project, prior to each project beginning. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the audit committee for pre-approval prior to engaging our independent auditor to perform any services. The authority to grant specific pre-approval between regularly scheduled audit committee meetings, as necessary, has been delegated to the chair of the audit committee. Our audit committee is regularly informed as to the non-audit services actually provided by our independent auditor pursuant to the pre-approved projects. Fees paid to our independent auditor in reliance on the “de minimus” exception referred to above did not exceed permissible amounts during fiscal 2005.

It is anticipated that one or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our audit committee with respect to our audited consolidated financial statements for the fiscal year ended October 31, 2005. Our audit committee is providing this report to enable our shareholders to understand how it monitors and oversees our financial reporting process.

The function of our audit committee is oversight. Our management is responsible for the preparation, presentation and integrity of our financial statements and is responsible for maintaining appropriate accounting and financial reporting principles, policies and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditor, Deloitte & Touche LLP, is responsible for planning and carrying out an annual audit and quarterly reviews in accordance with generally accepted auditing standards.

It is not the responsibility of our audit committee to prepare our financial statements in accordance with generally accepted accounting principles; this is the responsibility of our management. Further, it is not the responsibility of our audit committee to plan and conduct annual audits or quarterly reviews; this is the responsibility of our independent auditor. It is also not the responsibility of our audit committee to assure compliance by us with laws and regulations.

In connection with its function of overseeing and monitoring our financial reporting process, our audit committee has done the following:

•       reviewed and discussed our audited consolidated financial statements for the fiscal year ended October 31, 2005, with our management, who represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States;

•       discussed with Deloitte & Touche LLP those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); and

•       received the written disclosure and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence.

Based upon the foregoing, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2005 for filing with the SEC.

The foregoing report is provided by the following directors who comprise our audit committee:

Ken Robson
Garry W. Saunders
Louis Castle
Members of the Audit Committee

COMPENSATION OF INDEPENDENT DIRECTORS

Each of our independent directors receives a quarterly payment of $8,000. Each independent director also receives an annual grant of non-qualified stock options after our Annual Meeting of Shareholders. Our governance committee, with the approval of our board of directors, determines the number of options granted to each independent director, the exercise price, the vesting schedule, and other option terms. Our board of directors, following governance committee recommendations, may also make discretionary option grants to independent directors. During the fiscal year ended October 31, 2005, all options granted to independent directors were pursuant to our 2004 Equity Incentive Plan for Non-Employee Directors. Directors who are not independent directors receive no separate compensation for their service as a director. The following table provides information about options granted to our independent directors during fiscal 2005:

Name	Grant Date		Number of Options	Exercise Price(3)	Expiration Date(4)
Ken Robson	Mar 2005	(1)	25,500	$29.70	Mar 2015
Garry W. Saunders	Mar 2005	(1)	25,500	$29.70	Mar 2015
Louis Castle	Mar 2005	(2)	25,500	$29.70	Mar 2015
	Jun 2005	(1)	5,000	$28.06	Jun 2015
			30,500

(1)                All options vested immediately upon grant.

(2)                19,250 options vested immediately upon grant, 3,125 vest one year from the date of grant, and 3,125 vest two years from the date of grant.

(3)                The exercise price of all options was equal to the closing price of our common stock on the date of grant.

(4)                These options will expire on the sooner of the indicated date or one year from the date of cessation of board service.

EXECUTIVE OFFICERS

In addition to Mark L. Yoseloff, whose biography was listed previously, the following persons serve as our executive officers.

Paul C. Meyer, 58 years old, joined us as our president in October 2003 and was also named chief operating officer in February 2004. Mr. Meyer served as president of the Integrated Solutions Division of Concurrent Computer Corporation from December 2000 until October 2003. From December 1998 until December 2000, Mr. Meyer served as president of ASM Associates, a Darien, Illinois consulting firm that provides interim management services. Mr. Meyer was executive vice president of Virgin Interactive Entertainment, Inc., an Irvine, California, entertainment software developer and publisher from May 1997 to November 1998. Mr. Meyer has also served as an executive vice president and chief operating officer of PlayNet Technologies, a developer and manufacturer of coin-operated equipment and as executive vice president and general manager of Viacom New Media, both located in New York.

Richard L. Baldwin, 33 years old, joined us as our senior vice president and chief financial officer in September 2004 from International Game Technology where he served as director of finance and investor relations from July 2003 to September 2004 and director of corporate finance from April 2002 to June 2003. Mr. Baldwin joined Anchor Gaming as financial controller in April 1998, and was promoted to director of corporate finance with Anchor Gaming in September 1999 through March 2002. He was a senior auditor for Deloitte & Touche LLP from September 1995 to March 1998.  Mr. Baldwin is a certified public accountant.

R. Brooke Dunn, 50 years old, joined us in May 1996 as director of marketing. In July 1997, we appointed Mr. Dunn vice president of marketing and, in July 2001, senior vice president. Mr. Dunn served as vice president of marketing for Hilton Gaming Corporation and as vice president of marketing for individual Hilton properties in Reno, Las Vegas and Laughlin, Nevada.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued to our executive officers for services rendered in all capacities to us during our fiscal years ended October 31, 2005, 2004 and 2003:

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation(1)
	Fiscal				Restricted	Stock
Name and Principal Position	Year	Salary	Bonus(2)	Other	Stock(3)	Options(4)
Mark L. Yoseloff	2005	$411,000	$300,000	$4,000	$2,804,000	200,000
Chairman of the Board and	2004	393,000	373,000	4,000	1,436,000	491,250
Chief Executive Officer	2003	333,000	269,000	1,000	—	270,000
Paul C. Meyer(5)	2005	296,000	162,000	7,000	140,000	20,000
President and Chief	2004	271,000	212,000	67,000	996,000	97,500
Operating Officer	2003	—	20,000	—	—	225,000
Richard L. Baldwin(6)	2005	216,000	112,000	3,000	140,000	42,500
Senior Vice President and	2004	15,000	38,000	10,000	—	82,500
Chief Financial Officer
R. Brooke Dunn(7)	2005	219,000	113,000	12,000	140,000	12,000
Senior Vice President	2004	200,000	154,000	13,000	229,000	75,000
	2003	187,000	96,000	12,000	—	90,000

(1)                The number of shares granted has been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)                We typically pay performance bonuses based on fiscal year performance in December, shortly after the close of the fiscal year to which they relate. For fiscal 2004, the bonus amounts for each of Dr. Yoseloff, Mr. Meyer, and Mr. Dunn include $31,000 that was paid by the issuance of 1,050 shares of common stock.

(3)                The value for restricted stock grants is computed as the number of shares granted times the market value of our common stock on the date of grant.

(4)                We typically make annual option grants prior to the end of each fiscal year. However, for fiscal 2004, we granted the options shown in December 2004 after the close of our fiscal year.

(5)                Mr. Meyer became an executive officer in October 2003. The amount of bonus paid in fiscal 2003 includes $15,000 paid upon the commencement of Mr. Meyer’s employment. Other compensation for fiscal 2004 includes $64,000 for relocation benefits.

(6)                Mr. Baldwin became an executive officer in September 2004. The amount of bonus paid in fiscal 2004 was paid upon commencement of Mr. Baldwin’s employment. Other compensation for fiscal 2004 and 2005 includes $10,000 and $3,000, respectively, for relocation benefits.

(7)                Mr. Dunn became an executive officer in June 2003.

Option Grants During The Fiscal Year Ended October 31, 2005

The following table sets forth information with respect to each option we granted to our executive officers during or applicable to the fiscal year ended October 31, 2005:

					Potential Realizable
		Percentage of			Value at Assumed Annual
		Total Options			Rates of Stock Price
	Number	Granted to			Appreciation for
	of Options	Employees in	Exercise	Expiration	Option Term(2)
Executive Officer	Granted(1)	Fiscal Year	Price(1)	Date	5%	10%
Mark L. Yoseloff	200,000	24.5%	$28.06	Sep 2015	$3,529,000	$8,944,000
Paul C. Meyer	20,000	2.4%	28.06	Jun 2015	353,000	894,000
Richard L. Baldwin	42,500	5.2%	28.06	Jun 2015	750,000	1,901,000
R. Brooke Dunn	12,000	1.5%	28.06	Jun 2015	212,000	537,000

(1)                The number of shares granted and the exercise prices have been adjusted to reflect our three-for-two stock split in January 2005.

(2)                The compounding assumes a ten-year exercise period for all option grants. These amounts represent assumed rates of appreciation, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may be higher or lower than the actual results achieved when these executive officers exercise their options.

Aggregate Options Exercised In The Fiscal Year Ended October 31, 2005
And Option Values At October 31, 2005

The following table sets forth certain information regarding options to purchase shares of common stock exercised during our fiscal year ended October 31, 2005, and the number and value of options to purchase shares of common stock held as of October 31, 2005, by our executive officers:

	Number of				Value of Unexercised
	Shares(1)		Number of Options		In-the-Money Options
	Acquired	Value	at October 31, 2005		at October 31, 2005(3)
Executive Officer	on Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark L. Yoseloff	454,654	$10,955,000	673,767	447,502	$6,876,000	$3,772,000
Paul C. Meyer	—	—	171,817	132,501	1,423,000	1,479,000
Richard L. Baldwin	—	—	26,250	98,750	21,000	63,000
R. Brooke Dunn	3,756	88,000	204,370	85,126	2,539,000	1,111,000

(1)                The number of shares has been adjusted to reflect our three-for-two stock split in January 2005.

(2)                “Value Realized” is the difference between the closing price per share on the date of exercise and the exercise price per share, multiplied by the number of shares acquired upon exercise of the option.

(3)                “Value of Unexercised In-the-Money Options” is the difference between the closing price per share of $25.36 at October 31, 2005, and the exercise price per share, multiplied by the number of shares subject to options.

Equity Compensation Plan Information

The following table sets forth certain information as of October 31, 2005 with respect to shares which may be issued under our equity compensation plans:

Number of
	Shares Which	Weighted-	Number
	May be Issued	Average Exercise	of Shares
	Upon Exercise	Price of	Remaining
	of Outstanding	Outstanding	Available for
	Options, Warrants	Options, Warrants	Future
	and Rights	and Rights	Issuances
Equity compensation plans approved by security holders	3,821,651	$17.01	2,197,850
Equity compensation plans not approved by security holders	—	—	—
Total	3,821,651	$17.01	2,197,850

We have no individual compensation arrangements that provide for the issuance of our securities which have not been approved by our shareholders.

Executive Employment Agreements

Mark L. Yoseloff.   Effective February 23, 2004, we entered into an employment agreement with Dr. Yoseloff as chief executive officer. Dr. Yoseloff is being paid an annual base salary of $400,000 through October 31, 2007, although we can terminate his employment earlier. Dr. Yoseloff is also eligible to receive bonuses similar to other executive officers, plus discretionary bonuses and equity incentive awards similar to other executive officers and employees, as may be awarded by our board of directors. As part of his employment agreement, we granted Dr. Yoseloff options to purchase 371,250 shares(1) at an exercise price of $15.21. These options would have vested in part on each of October 31, 2005 and April 30, 2006, but vested earlier when the closing price of our common stock reached certain targets. Additionally, in May 2004, also as part of his employment agreement, we granted Dr. Yoseloff options to purchase 105,000 shares at an exercise price of $21.73, to vest the earlier of October 31, 2005 or the date on which our closing stock price is $33.33. In September 2005, to provide Dr. Yoseloff with additional incentive with respect to our performance and growth over the next several years, we granted Dr. Yoseloff options to purchase 200,000 shares at an exercise price of $28.06 as well as 120,000 shares of restricted stock, both to vest the earlier of September 1, 2011, or the date(s) on which the closing price of our common stock reaches certain targets.

Dr.   Yoseloff’s employment agreement also provides that, in the event of any cessation of his full-time employment other than for cause, we will pay Dr. Yoseloff a salary continuation payment, over the two and one-half years following his full-time employment, at the same intervals as our other employees, equal to his annual base salary at the time of the cessation plus his average annual bonus over the prior three years. While such payments are being made, Dr. Yoseloff will remain our employee and will receive benefits similar to our other employees (but not bonuses or performance incentives). The agreement also contains customary confidentiality provisions and describes other of our policies and independent covenants.

Simultaneously, with his employment agreement, we entered into a covenant not to compete agreement with Dr. Yoseloff covering the three years immediately following the cessation of his full-time employment. During this three year period, Dr. Yoseloff will receive payments, in addition to the salary continuation payment, as consideration for his non-competition agreement, equal to twice the sum of Dr. Yoseloff’s base salary at the time of his cessation of his full-time employment plus his average annual bonus over the prior three years. We will make this payment over the two and one-half years following his full-time employment, at the same intervals as our other employees.

Paul C. Meyer.   Effective October 31, 2005, we entered into an employment agreement with Mr. Meyer as our president and chief operating officer. The employment agreement runs for a three-year term, from November 1, 2005 through October 31, 2008, although we can terminate his employment earlier. Mr. Meyer is entitled to receive a base salary at annual rates of $300,000 through January 31, 2006, $325,000 from February 1, 2006 through October 31, 2006 and after October 31, 2006, as set by the compensation committee but not less than $325,000. If Mr. Meyer is employed through October 31, 2006, he is eligible to receive an executive bonus in accordance with the terms and conditions of the executive bonus program authorized by the board of directors for fiscal year 2006, with a target bonus of 50% of Mr. Meyer’s base salary.

The employment agreement also limits Mr. Meyer’s rights to engage in outside consulting or employment, sets forth non-competition and confidentiality provisions, provides for severance benefits, sets forth termination or resignation procedures and describes other of our policies and independent covenants.

(1)                All information relating to options and restricted stock granted and exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

Richard L. Baldwin.   Effective September 20, 2004, we entered into an employment agreement with Mr. Baldwin as our chief financial officer. The employment agreement runs for a two-year and one and one-half month term, from September 20, 2004 through October 31, 2006, although we can terminate his employment earlier. Mr. Baldwin is entitled to receive an annual base salary of $190,000 through October 31, 2005, and thereafter is entitled to receive a base salary as set by the compensation committee but not less than $190,000. Also as part of his employment agreement, we granted Mr. Baldwin options to purchase 75,000 shares(1) at an exercise price of $24.24, which vest 25% per annual anniversary date of the date of grant.

Pursuant to the employment agreement, Mr. Baldwin received a sign-on bonus of $37,500. In connection with his relocation from Reno to Las Vegas, Mr. Baldwin received reimbursements for out-of-pocket relocation expenses totaling $13,000. Under his employment agreement, on October 31, 2005, Mr. Baldwin became eligible to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our board of directors.

The employment agreement also limits Mr. Baldwin’s rights to engage in outside consulting or employment, sets forth non-competition and confidentiality provisions, provides for severance benefits, sets forth termination or resignation procedures and describes other of our policies and independent covenants.

R. Brooke Dunn.   Effective November 1, 2005, we entered into an employment agreement with Mr. Dunn, our senior vice president. The employment agreement runs for a two-year term, from November 1, 2005 through October 31, 2007, although we can terminate his employment earlier. Mr. Dunn is entitled to receive an annual base salary of $210,000 through October 31, 2006 and, thereafter is entitled to receive a base salary as set by the compensation committee but not less than $210,000. Mr. Dunn is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our board of directors.

The employment agreement also limits Mr. Dunn’s rights to engage in outside consulting or employment, sets forth non-competition and confidentiality provisions, provides for severance benefits, sets forth termination or resignation procedures and describes other of our policies and independent covenants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We had no reportable transactions during the fiscal year ended October 31, 2005. All reportable transactions between us and our related parties other than in the ordinary course of business will be reviewed and approved in advance by our audit committee.

(1)                Options granted and exercise price have been adjusted to reflect our three-for-two stock split in January 2005.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The following report of our compensation committee and the stock performance graph that appears later in this proxy statement shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act or incorporated by reference into any document so filed.

The compensation committee of our board of directors is composed entirely of independent directors and is responsible for developing and making recommendations to our board with respect to our executive compensation policies. In addition, our compensation committee, pursuant to authority delegated by our board, recommends the compensation to be paid to our chief executive officer and, with input from our chief executive officer, each of our other executive officers.

The compensation committee’s philosophy and strategy is to create a strong link between executive compensation and performance, thereby helping to align the interests of management with those of our shareholders. We generally enter into employment agreements with our executive officers, which provide for base salaries, bonuses, and the granting of stock-based compensation.  The compensation committee’s compensation philosophy is conservatively biased with regard to cash compensation, and emphasizes long-term equity incentives to strongly promote and reward outstanding financial and strategic performance. The compensation committee believes that long-term equity incentives are a vitally important part of our compensation mix, directly related to maximizing shareholder value.

Salary.   To help determine the range for base salaries of our executive officers, the compensation committee considers published information regarding the compensation of officers at companies similar to ours, taking into account variables such as geography, job comparability, the size of each corporation and its industry.  The compensation committee also may engage outside consultants to review executive compensation. In addition to base salary, executive officers are eligible to participate in our employee benefit plans on the same terms as other employees, except that executive officers cannot participate in our profit sharing plan.

Bonus.   The purpose of our annual bonus program for executive officers is to compensate our executive officers for meeting and exceeding expected performance levels. Bonus amounts vary according to (a) our realization of targeted financial results and (b) individual achievement of operational objectives. The compensation committee, with input, when appropriate, from our chief executive officer, is responsible for recommending such bonuses to our board, which then determines appropriate amounts of each.

Stock-based Compensation.   The compensation committee strongly believes that in order to maximize shareholder value, cash compensation alone cannot be relied upon to provide incentives to our executive officers. Our 2004 Equity Incentive Plan (the “2004 Plan”), which provides for the grant of stock options, stock appreciation rights and shares of restricted stock is the basis of our long-term incentive program for executive officers and other key employees. The objective of this program is to create a direct incentive for executive officers to increase shareholder value, thereby aligning executive officers’ long-term interests with those of our shareholders.

•       A stock option allows an executive officer to purchase shares of our common stock at a price equal to the fair market value of our shares on the date of grant over the term of the option (usually ten years). Such option grants generally vest over four- or five-year periods, may not be re-priced, and may contain a clause that accelerates vesting based on meeting performance criteria.

•       Restricted stock is shares of our common stock that may be granted to an executive officer without any payment by the executive officer where the shares are subject to a risk of forfeiture until vested. Such shares can vest either upon fixed dates or upon specified conditions. Once vested, restricted shares are identical to other shares outstanding.

•       Stock appreciation rights require us to pay executive officers the difference between the market price of our shares when the rights are granted and when the rights are exercised. If the value of our common stock has not increased during that time, the rights will have no value. We have the option, at the time of exercise, to deliver our shares with a value equal to the cash payment that would have been required.

Such equity incentives offer a significantly greater opportunity for reward if long-term performance in achieving shareholder value is sustained.

Chief Executive Officer Compensation.   In February 2004, we entered into an employment agreement with Dr. Yoseloff that set his base salary at $400,000 through October 31, 2007. Dr. Yoseloff is also eligible to receive a bonus in accordance with the terms and conditions of the annual bonus program for executive officers as authorized each year by the board. During fiscal 2005, Dr. Yoseloff received bonuses under such program of $200,000 upon achieving profitability and operating objectives set by the compensation committee. Additionally, reflecting meeting of strategic accomplishments that had been set by the compensation committee, we granted Dr. Yoseloff discretionary bonuses aggregating $100,000.

As part of his employment agreement, we granted Dr. Yoseloff options to purchase 371,250 shares at an exercise price of $15.21. As described in Dr. Yoseloff’s employment agreement, these options would have vested in part on each of October 31, 2005 and April 30, 2006, but vested earlier when the closing price of our common stock reached certain targets. In addition, in May 2004, also as part of his employment agreement, we granted Dr. Yoseloff 45,000 shares of restricted stock which vest on May 6, 2009, and options to purchase an additional 105,000 shares at an exercise price of $21.73. These options would have vested on October 31, 2005, but vested earlier when the closing price of our common stock reached a certain target.

In September 2005, to provide Dr. Yoseloff with additional incentive with respect to our performance and growth over the next several years, we granted Dr. Yoseloff options to purchase 200,000 shares at an exercise price of $28.06 as well as 120,000 shares of restricted stock, both to vest the earlier of September 1, 2011, or the date(s) on which the closing price of our common stock reaches certain targets.

The compensation committee believes the equity component of Dr. Yoseloff’s compensation package is a necessary motivating factor that contributes to our success and the maximization of shareholder value. Below is a brief discussion of some of the factors the compensation committee used in making its recommendation.

Income from Continuing Operations and EPS Growth

We reported record income from continuing operations of $29.1 million for fiscal 2005 compared to $22.5 million in fiscal 2004, an increase of 29%. Our fiscal 2001 income from continuing operations was $12.5 million, resulting in an annual compounded growth rate of 23.5%. Our annual earnings per diluted share from continuing operations increased by 33%, to $0.80 in fiscal 2005 from $0.60 in fiscal 2004.

Recognizing our outstanding performance, in June 2005, FORTUNE Small Business named Shuffle Master as one of America’s 100 Best Small Companies for the fourth consecutive year. This ranking was determined by revenue growth, earnings growth, and stock performance over a three-year period. We were also named one of America’s 200 Best Small Companies by Forbes magazine for the seventh consecutive year, as well as one of the publication’s top 10 five-year “return of equity” companies. To qualify for this year’s list, candidates had to have revenue between $5 and $750 million with net profit margins exceeding 5%, and the stock prices above $5.

Diversification and Future Growth

Under Dr. Yoseloff’s leadership, we have continued to diversify our product lines within our Entertainment Products segment and focus our efforts and resources thereon. The diversification began in 2003 by divesting our North American slot business and expanding our Entertainment Product line with the acquisition of Table Master™, our multi-player video table game platform, and continued in 2004 with the acquisitions of Fortune Pai Gow Poker®, Casino War® and Royal Match 21™. Our expansion of game content continued in 2005 with the purchase of Bet the Set ‘21’™ as well as the assets of Spur Gaming Systems, which included five proprietary games.

Additionally in 2005, we further diversified our Entertainment Products segment with the launching of Shuffle Up Productions, Inc., a wholly-owned subsidiary company that will leverage our intellectual property by developing live and broadcast events based on our proprietary gaming products.

Dr. Yoseloff has also placed strategic emphasis in recent years on increasing our international focus. In 2004 we acquired CARD (Casinos Austria Research & Development GmbH & Co KG), which expanded our Utility Products to include the one2six™ shuffler and the Easy Chipper® chip sorting machine. We continued our acquisition strategy and international focus in 2005 with the purchase of VIP Gaming Solutions, broadening our direct sales presence within the Asia-Pacific region and expanding our product offerings to include a variety of table game related equipment and accessories. Further, the acquisition in fiscal 2006 of Stargames Limited, a manufacturer and distributor of a wide range of electronic entertainment gaming products, will expand our Australasian presence and provide a global platform for our proprietary entertainment products.

Dr. Yoseloff also continues to drive the development of our Intelligent Table System™, which is a modular technology designed to gather data and track table game players. In addition to purchasing patents related to the use of RFID technology at gaming tables and throughout a casino, in 2005 we entered into a worldwide product integration agreement to create a comprehensive, automated table management solution.

Other Factors

In addition to considering our performance and strategic accomplishments in determining Dr. Yoseloff’s compensation package, our compensation committee also considered competitive pay practices as well as advice from independent advisors. We have positioned Dr. Yoseloff’s cash compensation to be relatively modest, and to instead permit significant reward through the positive performance of our common stock.

The compensation committee believes that through his commitment and focus, Dr. Yoseloff has led us in achieving our strategic goals and exceeding our financial objectives. The compensation committee recognizes the benefits received by our long-term shareholders under Dr. Yoseloff’s leadership, and when viewed in total – salary, bonus and long-term equity incentives – the compensation committee believes our chief executive officer’s compensation is reflective of the results delivered.

The foregoing report is provided by the following directors who comprise our compensation committee:

Louis Castle Garry W. Saunders Ken Robson
Members of the Compensation Committee

STOCK PERFORMANCE GRAPH

The following graph compares a shareholder’s cumulative total return for the last five fiscal years, assuming $100 invested at October 31, 2000, with the reinvestment of all dividends, as if such amounts had been invested in: (i) our common stock; (ii) the stocks included in the S&P Small Cap 600 Index; (iii) the stocks included in the Nasdaq Index Composite; and (iv) the stocks included in the Dow Jones US Gambling Index.

Comparison of Cumulative Five Year Total Return

	Investment Value as of October 31,
	2000	2001	2002	2003	2004	2005
Shuffle Master, Inc.	$100	$125.55	$230.04	$306.05	$633.11	$572.19
S&P Small Cap 600 Index	100	93.57	90.03	120.26	140.44	161.88
Nasdaq Index Composite	100	50.23	39.86	57.73	59.06	63.40
Dow Jones U.S. Gambling Index	100	77.61	106.76	153.22	199.86	204.68

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned:  (i) by each nominee for election as a director; (ii) by each executive officer named in the Summary Compensation Table; and (iii) by all directors and executive officers as a group, as of January 27, 2006:

	Shares of Common Stock
		Options
		Exercisable	Beneficially
Name of Beneficial Owner(1)	Owned	Within 60 Days	Owned(2)	Percent
Mark L. Yoseloff(3)	781,551	763,767	1,545,318	4.4%
Paul C. Meyer(3)	57,484	145,567	203,051	*
Richard L. Baldwin(3)	5,990	26,250	32,240	*
R. Brooke Dunn(3)	92,450	229,682	322,132	*
Ken Robson	13,500	156,500	170,000	*
Garry W. Saunders	7,500	129,000	136,500	*
Louis Castle	1,500	27,375	28,875	*
All directors and executive officers as a group (7 persons)	959,975	1,478,141	2,438,116	6.7%

(1)                The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada, 89119.

(2)                Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 27, 2006.

(3)                Shares owned includes restricted shares awarded under our 2004 Equity Incentive Plan and our 2004 Equity Incentive Plan for Non-Employee Directors. These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

*                    Less than 1%

Our governance committee charter includes a statement of our policy with respect to director stock ownership. Directors are strongly encouraged to own a minimum of stock in an amount equal to $150,000 and are expected to achieve the target level within five years of becoming a director. The director stock ownership policy states that trading in our stock is discouraged and that a director should view his or her shares of our stock as long-term investments. Our board of directors believes that increasing their ownership of our common stock will more closely align the interests of our board of directors with our shareholders.

The following table sets forth the number of shares of our common stock beneficially owned by each person whom we know to be the beneficial owner of more than 5% of the outstanding shares of common stock:

	Shares Beneficial Owned
Name and Address of Beneficial Owner	Number	Percent
Baron Capital Group, Inc.(1) 767 Fifth Avenue New York, New York 10153	2,785,400	8.10%
Columbia Wanger Asset Management, L.P.(2) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,725,500	7.80%
William Blair & Company, L.L.C.(3) 222 W. Adams Street Chicago, Illinois 60606	2,489,968	7.16%
Kayne Anderson Rudnick Investment Management, LLC(4) 1800 Avenue of the Stars, Suite 200 Los Angeles, CA 90066	2,270,923	6.58%
Barclays Global Investors, NA(5) 45 Fremont Street San Francisco, CA 94105	1,771,776	5.08%

(1)                The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of Baron Capital Group, Inc. (“Baron Capital”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“Baron Management”), and Ronald Baron (“Ronald Baron”) dated February 14, 2006, which represents holdings as of December 31, 2005. Ronald Baron owns a controlling interest in Baron Capital. BAMCO and Baron Management are subsidiaries of Baron Capital. BAMCO and Baron Management are registered investment advisers and beneficially own 2,785,400 of these shares. Ronald Baron, Baron Capital (through its control of BAMCO and Baron Management), BAMCO and Baron Management each have the shared power to dispose of 2,785,400 shares and the shared power to vote or direct the voting of 2,542,400 of these shares.

(2)                The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G/A (Amendment No. 04) of Columbia Wanger Asset Management, L.P. (“WAM”) and WAM Acquisition GP, Inc. (“WAM GP”) dated February 13, 2006, which represents holdings as of December 31, 2005. WAM is a registered investment adviser and beneficially owns 2,725,500 shares. WAM GP is the general partner of WAM. WAM has the sole power to dispose of 2,725,500 shares and the sole power to vote or direct the voting of 2,725,500 shares. WAM GP has the shared power to dispose of 2,725,500 shares and the shared power to vote or direct the voting of 2,725,500 shares. The shares reported include shares held by Columbia Acorn Trust (“CAT”), a Massachusetts business trust that is advised by WAM. CAT holds 7.3% shares of the shares held by WAM.

(3)                The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of William Blair & Company, L.L.C. (“William Blair”) dated February 13, 2006, which represents holdings as of December 31, 2005. William Blair is a registered broker or dealer and a registered investment adviser and beneficially owns 2,489,968 shares. William Blair has the sole power to vote and to dispose of all 2,489,968 shares.

(4)                The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G/A (Amendment No. 03) of Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) dated February 2, 2006, which represents holdings as of December 31, 2005. Kayne Anderson is an investment adviser that has sole power to vote and to dispose of all 2,270,923 shares.

(5)                The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of Barclays Global Investors, NA (“Barclays Global”), Barclays Global Fund Advisors (“Barclays Fund”), Barclays Global Investors, Ltd. (“Barclays Global Ltd”), and Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan”) dated January 31, 2006, which represents holdings as of December 31, 2005. Barclays Global is a bank and beneficially owns 963,224 of the shares. Barclays Fund is an investment adviser and beneficially owns 808,552 of the shares. Barclays Global Ltd. is a bank and beneficially owns none of the shares. Barclays Japan is a bank and beneficially owns none of the shares. Barclays Global has the sole power to dispose of 963,224 shares and the sole power to vote or direct the voting of 849,575 of these shares. Barclays Fund has the sole power to dispose of 808,552 shares and the sole power to vote or direct the voting of 808,552 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, certain of our officers and persons holding 10% of our common stock to file reports with the SEC regarding their ownership, acquisitions and dispositions of our common stock. All executive officers and directors timely filed all reports as required during the fiscal year ended October 31, 2005. These reports are available on our website at www.shufflemaster.com and on the SEC’s website at www.sec.gov.

SUBMISSION OF SHAREHOLDER PROPOSALS

The rules of the SEC permit our shareholders to present proposals for shareholder action in our proxy statement. We must receive shareholder proposals for presentation at our Annual Meeting in 2007, prepared in accordance with proxy rules, on or before November 1, 2006.

Shareholders can send communications to the board of directors by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

Where shareholders request information or ask questions that our management can more efficiently address, our Investor Relations Department responds to such shareholder communications without forwarding them to the board of directors; however, the Investor Relations Department will forward any shareholder communication concerning employee fraud or accounting matters to the audit committee. It forwards to the full board any communications relating to corporate governance or requiring board action.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our board of directors, the Report of the Audit Committee of our board of directors and the Performance Graph contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.

OTHER BUSINESS

We do not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and we know of no other business to come before the meeting.

By Order of the Board of Directors,

Paul C. Meyer
Secretary

March 1, 2006
Las Vegas, Nevada

EXHIBIT A

AMENDED AND RESTATED GOVERNANCE COMMITTEE CHARTER

Board Approved: February 23, 2006

GOVERNANCE COMMITTEE CHARTER

PRINCIPLES OF CORPORATE GOVERNANCE

Purpose of Corporate Governance:

The governing Board of Directors represents the long-term interests of Shuffle Master stakeholders. The Governance Committee shall serve as the principal body charged with the review, evaluation, and supervision of its board members and top management.

These principles have been adopted by Board resolution as a definitive statement of governance by which the Board will effectively and efficiently manage its affairs. The principles outlined are not intended to be all-inclusive, but rather serve as the template for prudent corporate governance.

Governance Committee:

The Governance Committee consists of all the Outside Directors. The Chairman of the Board chairs the Committee, except when the Chairman and the CEO are the same person. In such a case, the Board will select an Outside Director to Chair the Committee. The Committee is intended to provide a forum for Outside Directors to address all issues of corporate governance. (See Exhibits 1 and 2 for Skills/Characteristics and Principal Duties of the Chair.)

The principal charter of the Governance Committee shall be to:

•       Adopt, regularly monitor, and recommend to the full Board any modifications or new principles of corporate governance which may be necessary.

•       Recommend to the Board the need for selection and replacement, if necessary, of the CEO/Chairman and periodically (at least once per year) review the performance of the CEO and of the Board as a whole.

•       Act as the Nominating Subcommittee (the Chair of the Governance Committee, plus the Outside Directors) to recommend to the full Board:

•        Criteria for selection and qualifications of new Directors and nominees for vacancies on the Board.

•        Candidates for Board membership and for the positions of CEO, Chairman and Chair of the Governance Committee.

•        Decisions on the resignation of a Director relative to his change of employment or acceptance of other “conflicting” directorship positions.

•        To evaluate annually the performance of fellow Directors and determine whether Director should be invited to stand for re-election. (See Exhibit 3 for Criteria for Evaluation of Individual Director Performance.)

•       Establish any special committee, which may be necessary to properly govern ethical, regulatory, legal or other matters, which might arise.

•       Review and make recommendations on Board Agendas prior to all meetings of the Board.

•       Approve annual Board calendar recommended by the Chairman and CEO.

•       Review and determine the philosophy underlying Directors’ compensation.

•       Review the Compensation Committee’s actions in recommending executive compensation and the underlying philosophy for it.

In carrying out all of its duties, the Committee will consult with and solicit the views of the CEO.

Offices of the Chairman and the CEO:

The Board does not have a firm policy as to whether the position of the Chairman and the position of the CEO should be separate individuals. The Board intends to preserve the freedom to decide and choose what is in the best interest of the Company at any given point in time.

However, the Board does strongly endorse the concept of one of the Outside Directors (Chair of Governance Committee) being in a position of leadership for the rest of the Outside Directors.

Committees—Structure and Procedures:

The standing committees of the Board shall be:

•       Governance and its Nominating Subcommittee

•       Audit Committee and Investment Subcommittee

•       Compensation Committee

•       Compliance Committee

•       Strategic Planning Committee (Note: not a “standing” committee).

With the exception of the Compliance Committee, an Outside Director shall chair each Committee. There will be an attempt to rotate Chairs of Committee’s every three (3) to four (4) years; however, this principle of rotation should not deprive the Board of expertise that Directors possess.

BOARD COMPOSITION, COMPENSATION, STOCK OWNERSHIP, AND TENURE OF DIRECTORS:

•       Directors who are currently employed by the Company shall be deemed “Inside” Directors (including former employees of the Company). All others shall be deemed “Outside” Directors. Outside Directors will be “independent” (as defined by all applicable rules and regulations).

•       The Board will never be made up of a majority of Inside Directors.

•       It is the intent of the Board to “ideally” have a Board of no more than five (5) to seven (7) Directors. Term of office for all members:  one (1) year, voted each annual proxy. There will be no limit placed on length of Board service or age of Director.

•       All Board members will notify Shuffle Master’s Governance Chair of any boards that they intend to join. If the Governance Chair believes that a conflict exists, or time requirements will negatively impact the Board member’s performance on Shuffle Master’s Board, the Governance Committee will recommend, and the full Board shall finally decide if the Board member will be asked to resign from Shuffle Master’s Board, or not join the other board.

•       As a guideline, no Board member should serve on more than two (2) other public company Board of Directors.

•       Outside Board members will have proven their ability as senior executives, whether in a business, in government service, or in other institutions. Second, Board Members should have time for the job. Third, Board members should be independent of management. The intent is to have a Board that is an effective element of Shuffle Master and appropriate to its needs.

•       Board member (Outside) compensation:

•        Fixed annual retainer paid on a quarterly basis.

•        An annual award of stock options or restricted shares, in an amount to be determined by the Compensation Committee, to be awarded as of the day of the Annual Shareholders Meeting.

•        Additional compensation, stock options or restricted shares may be paid to committee chair positions, in an amount to be determined by the Governance Committee.

•        To attract new qualified members to the Shuffle Master Board, an initial grant of stock options greater than the annual grant may be made.

•        No outside Board members shall receive, either directly or indirectly, any fees or other compensation for any other services rendered to the Company.

•       Director Stock Ownership:

•        Each Director must own Shuffle Master stock (notwithstanding options) prior to election to the Board.

•        Directors are strongly encouraged to own a minimum of stock in an amount equal $150,000.

•        Such holdings should be considered long-term investments and be achieved within five (5) years of joining the Board. Trading in the Company’s stock is discouraged.

•        Directors are strongly encouraged to utilize a 10(b)5-1 sales plan to exercise options and sell stock.

•        Directors leaving the Board are strongly encouraged to utilize a 10(b)5-1 sales plan to exercise options and sell stock during the 60 days following their last day of service.

•       An Inside Director shall submit his or her resignation from the Board upon termination of his or her active service as an employee and/or material change in the Director’s suitability to serve as a qualifier of the Company.

•       An Outside Director shall tender a written offer to resign from the Board after a material change in that Director’s full-time position or responsibilities, or suitability to serve as a qualifier of the Company.

MAJORITY VOTE:

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “majority withheld vote”) shall tender his or her resignation promptly following certification of the shareholder vote. The Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within ninety (90) days following certification of the shareholder vote.

Thereafter, the Board will promptly disclose their decision whether to accept the director’s resignation offer (and the reason for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that company press releases are typically distributed.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer.

However, if each member of a Governance Committee received a majority withheld vote at the same election, then the independent directors who did not receive a majority withheld vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

MEETINGS:

At this time, four (4) to six (6) regular Board meetings are planned each year, with one of those meetings being an extended meeting focusing on long-range strategic planning. The Governance Committee shall determine from time-to-time the appropriate number of meetings.

Officers of the Company may be invited and make presentations to the Board as directed by the CEO and Chairman of the Board.

Prior to a regular Board meeting, with direction from the Chairman of the Board/CEO, and with concurrence of the Governance Committee, an agenda will be developed for the meeting and the agenda and any information or material for review will be sent to the Directors. At the beginning of each fiscal year, the Chairman of Board will propose an annual calendar and dates for the proposed regular Board of Director meetings.

In addition to Board meetings, the Governance Committee will meet a minimum of four times each year, usually in conjunction with a regular Board meeting.

Furthermore, Outside Directors will meet regularly without the presence of management, no less often than every regular Board meeting.

EXHIBIT 1

SKILLS/CHARACTERISTICS FOR CHAIR OF
GOVERNANCE COMMITTEE

The Chair of the Governance Committee must be an Outside Director who possesses the ability to remain independent of, but appropriately supportive of, the management of the Company, and to represent the interests of the other Directors and the Shareholders. In addition, the person should have:

1.                The trust and respect of all other Directors, the Chairman and the CEO, and the top management of the Company.

2.                Knowledge of the Company, its history, its business and the competitive environment in which it operates.

3.                Knowledge of the corporate governance process, and the ability to determine which issues the Board properly should address and which should be delegated to the CEO and the management of the Company.

4.                The ability to act as a facilitator of the Board members, to draw out their ideas and to bring the group to a consensus.

5.                The ability to provide wise counsel to the Chairman and CEO and other Board members.

6.                Familiarity with the gaming regulatory process and provisions of the State, Provincial, Federal and/or Tribal gaming related regulations, statutes, and Tribal/State Compacts in those jurisdictions in which the Company conducts business.

EXHIBIT 2

PRINCIPAL DUTIES OF CHAIR OF
GOVERNANCE COMMITTEE

1.                Chair all meetings of the Governance Committee of the Board.

2.                In collaboration with the Chairman and CEO, and considering any input from other Directors:

•       Recommend committee chairs and members of Board committees to the Governance Committee.

•       Establish the agenda for Governance Committee meetings.

3.                Be available to act as the Board link and advisor to the Chairman and CEO and others designated as members of the office of the CEO.

4.                Act as the focal point on the Board for:

•       All issues of corporate governance for which the Governance Committee is responsible.

•       Facilitation of communications between the Board and the CEO.

•       Suggestions from Outside Directors, especially on sensitive issues that they feel need to be resolved.

5.                Appoint the Nominating Subcommittee of the Governance Committee and chair its meetings.

6.                Provide counsel to the other Directors in the performance of their duties.

EXHIBIT 3

CRITERIA FOR EVALUATION OF
INDIVIDUAL DIRECTOR PERFORMANCE

1.                Representation of Shareholders and Other Stakeholders:  Clearly recognizes the role of Directors to represent the interests of Shareholders and other Stakeholders. Understands the difference between function of the Board and that of management.

2.                Judgment and Knowledge:  Demonstrates judgment and knowledge in the ability to assess Company strategy, business plans, management evaluation and other key issues. Sufficiently informed and knowledgeable to contribute effectively to Board’s monitoring responsibilities.

3.                Meaningful Participation:  Comfortable being an active, inquiring participant. Participates in Board process in a meaningful way. Has confidence and willingness to express ideas and engage in constructive discussion. Actively participates in decision-making and is willing to make tough decisions. Is diligent and faithful in attending Board and Committee meetings.

4.                Communications:  Communicates freely with other Board members. A good sounding board for other Directors and the CEO. Willing to challenge fellow Directors and CEO. Asks insightful questions and raises thought provoking perspectives. Willing to hold management accountable for performance and results. Mindful not to get overly involved in operational details and the management process. Finds the proper balance between dominating the deliberations and making no contribution at all. Team player; works well with other Directors while not necessarily sharing their view. Listens with an open mind.

5.                Suitability: Maintains ongoing suitability as an individual key qualifier of the Company, respects gaming agents and representatives, and cooperates with regulatory agencies in promptly responding to requests for information to complete related personal background investigations.

6.                Expertise:  Fulfills specific Board needs. Makes individual expertise available to the Board. Draws on relevant experience in addressing issues facing Company. Willing to respond to appropriate request of CEO outside of Board meetings for advice and support.

7.                Vision and Leadership:  Understands Company’s philosophy and strategy. Oriented toward the future, and sensitive to future direction of industry. Fulfills legal and fiduciary responsibilities. Supports the Company’s mission and values, and is open, honest and direct. Makes appropriate time commitment for Board service. Has no conflict of interest in serving on Board. Must be able to think through what the top management of the Company should be and should do.

8.                Professional Status:  Standing and reputation in the business, professional and social communities in which the Director operates. Appropriately represents the Company in all such communities.

SHUFFLE MASTER, INC.

ANNUAL MEETING OF SHAREHOLDERS
MARCH 27, 2006
10:00 a.m. Pacific Standard Time
1106 Palms Airport Drive
Las Vegas, Nevada 89119

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 27, 2006.

The shares will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposal 1.

By signing the proxy, you revoke all prior proxies and appoint Mark L. Yoseloff and Paul C. Meyer, or either of them, as your proxies, with full power of substitution, to vote the shares you held on January 27, 2006, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse side for voting instructions.

COMPANY #

Please detach here

The Board of Directors Recommends a Vote For Proposal 1

1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected:		☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
01 Mark L. Yoseloff	03 Garry W. Saunders
02 Ken Robson	04 Louis Castle

Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.

2. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box  ☐  Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. Trustees, administrators, etc. should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.